Exhibit 10.1

Amendment to the Collaboration Agreement

This Amendment (the “Amendment”) to the Collaboration Agreement (defined below) is entered into as of the Effective Date (defined below) by and between Sandoz  AG,  a company organized under the laws of Switzerland, with an  office  at  Lichtstraβe  35,  CH 4056, Basel, Switzerland, Sandoz Inc., a Colorado corporation with an office at 100 College Road West, Princeton, NJ 08540 (Sandoz AG and  Sandoz Inc.,  collectively the  “Sandoz Parties”) and Momenta Pharmaceuticals, Inc., a Delaware corporation with an office  at  675  West  Kendall Street, Cambridge, MA 02142 (“Momenta,” collectively with the Sandoz Parties, the “Parties”).

WHEREAS, the Sandoz Parties and Momenta are parties to that certain Collaboration and License Agreement, dated November 1, 2003, as amended and supplemented (the “Collaboration  Agreement”);

WHEREAS, the Parties desire to amend the Collaboration Agreement;

NOW THEREFORE, in consideration of the promises of each of the Parties to the other herein contained, it is mutually agreed as follows:

1.                                      Definitions. All capitalized terms used herein that are not otherwise defined in this Amendment shall have the meanings ascribed to them in the Collaboration Agreement.

2.                                      Effective Date. This Amendment shall be effective as of April 1, 2015 (the  “Effective Date”). For the avoidance of doubt, nothing herein shall affect the calculation of Profit Interest or royalties owed, or any adjustment to Profit Interest under Schedule 4.3, under the Collaboration Agreement for Post-Launch Quarters prior to the Effective Date of this Amendment.

3.                                      Delete Selling Expenses. Section 1.91 of the Collaboration Agreement is hereby deleted in its entirety.

4.                                      Profits. Section 1.79 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

“1.79.  “Profits.”  Profits  means  Net  Sales  less  Manufacturing  Costs  for  the Product sold (regardless of whether the Product is rejected, returned or recalled).”

5.                                      U.S. Profit Interest. Section 4.5 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

“4.5.                     U.S. Profit Interest.  For each Post-Launch Quarter during which Sandoz, its Affiliates or distributors is selling the Product in the U.S. Territory, Sandoz shall pay Momenta an amount computed by multiplying fifty percent (50%) times the Profits in the U.S. Territory during such Post-Launch Quarter (the “Profit Interest”), which shall be adjusted pursuant to Schedule 4.3.”

For avoidance of doubt, in calculating the Actual Momenta Economic Interest under Schedule 4.3 on or after the Effective Date of this Agreement,  Profits and royalties payable prior to April 1, 2015 shall be determined based on actual amounts paid or payable for the pre-April 1,2015 Post-Launch Quarter, without taking into account the effect of this Amendment, and Profits payable on or after April 1, 2015, shall be determined after taking into account the effect of this Amendment.

6.                                      Section C(1)(a) of Schedule 4.3 to the Collaboration Agreement shall be deleted in its entirety and replaced with the following: “(a) fifty percent (50%) times.”

7.                                      Deletion of Obsolete Sections.

7.1.                            In Section 11.3(e) of the Collaboration Agreement, the following phrase shall be deleted in its entirety: “during the Post-NTPC Period, the Non-NTPC Period or the Aventis TPC Period.”

7.2.                            Sections 1.7, 4.6, 4.7, 4.8 and 4.9 of the Collaboration Agreement shall be deleted in their entirety.

7.3.                            The last two sentences of Section B(1) of Schedule 4.3 to the Collaboration Agreement (beginning “For example . . .”) shall be deleted in their entirety.

7.4.                            Section F of Schedule 4.3 to the Collaboration Agreement, and Figures 4.3(a) and 4.3(b) to the Collaboration Agreement shall be deleted in their entirety.

8.                                      Ratification of Terms. All other terms and conditions of the Collaboration Agreement not amended by this Amendment shall remain in full force and effect.

9.                                      Counterparts; Facsimile/PDF Signature.  This Amendment may be exexuted in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Amendment may also be executed via facsimile or  PDF, which shall be deemed an original.  Such counterparts may be exchanged by facsimile or PDF (provided that each executed counterpart is transmitted in one complete transmission or electronic mail message). Where there is an exchange of executed counterparts by facsimile or PDF, each Party shall be bound by the Amendment notwithstanding that original copies of the Amendment may not be exchanged immediately. The Parties shall cooperate after execution of the Amendment and exchange by facsimile or PDF to ensure that each Party obtains an original executed copy of this Amendment with reasonable  promptness.

[signature page follows]

IN WITNESS WHEREOF, this Amendment is effective as of the Effective Date.

SANDOZ AG

By:	/s/ Andreas Eggmann	Date: June 12, 2015
Name: Andreas Eggmann
Title: Head Sandoz AG

By:	/s/ Claudio Zamuner	Date: June 12, 2015
Name: Claudio Zamuner
Title: Head Funds Flow Operations & IT Sandoz AG

SANDOZ INC.

By:	/s/ Peter Goldschmidt	Date: June 11, 2015
Name: Peter Goldschmidt
Title: President Head of North America

MOMENTA PHARMACEUTICALS, INC.

By:	/s/ Richard P. Shea	Date: June 17, 2015
Name: Richard P. Shea
Title: Chief Financial Officer